EXHIBIT 23.2a


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2003, relating to the consolidated financial statements of ASGA, Inc. appearing in ASGA's Annual Report on Form 10-K for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/Baum & Company, P.A.

Coral Springs, Florida
May 22, 2003